As filed with the Securities and Exchange Commission on July 30, 1999
                                             Registration No. 333-
                                                                  --------------
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    ------------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                    ------------------------------------------

                                USABANC.COM, INC.
             (Exact name of registrant as specified in its charter)

          Pennsylvania                                            23-2806495
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

            1535 Locust Street
       Philadelphia, Pennsylvania                                   19102
(Address of principal executive offices)                          (Zip code)


                 USABanc.com, Inc. Employee Stock Purchase Plan
                     USABanc.com, Inc. Employee Savings Plan
                            (Full title of the plan)
                    -----------------------------------------
                                Kenneth L. Tepper
                      Chief Executive Officer and President
                                USABanc.com, Inc.
                               1535 Locust Street
                        Philadelphia, Pennsylvania 19102
                     (Name and address of agent for service)

                                 (215) 569-4200
          (Telephone number, including area code, of agent for service)

                                 With a copy to
                            Ronald J. Frappier, Esq.
                            Jenkens & Gilchrist, P.C.
                          1445 Ross Avenue, Suite 3200
                            Dallas, Texas 75202-2799
                                 (214) 855-4500


                         CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                Amount           Proposed maximum     Proposed maximum
            Title of securities                  to be            offering price          aggregate            Amount of
              to be registered            registered(1)(2)(3)     per share(4)(5)   offering price(4)(5)   registration fee(5)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share       300,000 shares         $11.5625            $3,468,750             $964.31
===============================================================================================================================

(1) Consists of 150,000 shares of common stock available for purchase by employees of USABanc.com, Inc. pursuant to the USABanc.com, Inc. Employee Stock Purchase Plan and 150,000 shares of common stock available for purchase by employees of USABanc.com, Inc. pursuant to the USABanc.com, Inc. Employee Savings Plan.
(2) Pursuant to Rule 416, this registration statement is deemed to cover the additional shares to be offered or issued to prevent dilution resulting from any future stock split, stock dividend or similar transaction.
(3) Pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the USABanc.com, Inc. Employee Savings Plan.
(4)      Estimated solely for purpose of calculating the registration fee.
(5) Calculated pursuant to Rule 457(c) and (h) solely for the purposes of computing the registration fee, based on the average of the highest and the lowest selling price per share of the common stock as quoted on the NASDAQ SmallCap Market on July 23, 1999. Pursuant to Rule 457(h)(3) no registration fee is required to be paid with respect to interests to be offered or sold pursuant to the USABanc.com, Inc. Employee Savings Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to USABanc.com, Inc. Employee Stock Purchase Plan and USABanc.com, Inc. Employee Savings Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         USABanc.com, Inc. (the "Company" or the "Registrant") and the USABanc.com, Inc. Employee Savings Plan hereby incorporate by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          (1) The Company's Annual Report on Form 10-KSB filed with the Commission for the year ended December 31, 1998;

          (2) The Company's Quarterly Report on Form 10-QSB filed with the Commission for the quarter ended March 31, 1999;

          (3)  The  Company's   Current  Report  on  Form  8-K  filed  with  the
               Commission on May 21, 1999;

          (4)  The  Company's   Current  Report  on  Form  8-K  filed  with  the
               Commission on March 16, 1999; and

          (5) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form SB-2 (No. 333-83041) filed with the Commission on July 16, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interest of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         The Company's Articles of Incorporation and bylaws provide that the Company will indemnify every person who is or was a director or executive officer of the Company to the fullest extent permitted by law. This indemnification applies to all expenses and liabilities reasonably incurred in connection with any proceeding to which the director or executive officer may become involved by reason of being or having been a director or executive officer of the Company. Pennsylvania law, under which the Company is incorporated, allows the Company to indemnify its directors and officers if the indemnified person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The Company maintains a director and officer liability insurance policy covering each of the Company's directors and executive officers.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The following documents are filed as a part of this Registration Statement.

         Exhibit           Description
         -------           -----------

         4.1               USABanc.com, Inc. Employee Stock Purchase Plan

         4.2               USABanc.com, Inc. Employee Savings Plan

         5.1               Opinion of Jenkens & Gilchrist, a Professional
                           Corporation

         23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in Exhibit 5.1)

         23.2              Consent of Grant Thornton LLP

         24                Power of Attorney (included on signature page)

         --------------


Item 9.  Undertakings.

         A.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    a. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    b. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    c. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on July 30, 1999.

                                     USABANC.COM, INC.



                                     By:   /s/ Kenneth L. Tepper
                                           -------------------------------------
                                           Kenneth L. Tepper,
                                           Chief Executive Officer and President

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Kenneth L. Tepper and Brian M. Hartline, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                                            Title                                            Date
---------                                            -----                                            ----

/s/ Kenneth L. Tepper                       President, Chief Executive Officer                   July 30, 1999
-------------------------                   and Director (Principal Executive Officer)
Kenneth L. Tepper


/s/ Brian M. Hartline                       Chief Financial Officer (Principal                   July 30, 1999
-------------------------                   Accounting and Financial Officer)
Brian M. Hartline


/s/ George M. Laughlin                      Chairman of the Board                                July 30, 1999
-------------------------
George M. Laughlin


                                            Director
-------------------------                                                                        --------------
Clarence L. Rader


/s/ Zeev Shenkman                           Vice Chairman of the Board                           July 30, 1999
-------------------------
Zeev Shenkman


/s/ Jeffrey A. D'Ambrosio                   Director                                             July 30, 1999
-------------------------
Jeffrey A. D'Ambrosio


                                            Director
-------------------------                                                                        -------------
George C. Fogwell, III








                                            Director                                             ------------
--------------------------
John A. Gambone


                                            Director
--------------------------                                                                       ------------
Carol J. Kaufman


/s/ Wayne O'Leevy                           Director                                             July 30, 1999
--------------------------
Wayne O'Leevy


The Plan.

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the USABanc.com, Inc. Employee Savings
Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on July 30, 1999.


                          USABANC.COM, INC. EMPLOYEE SAVINGS PLAN



                          By: USABanc.com,Inc.


                              By:  /s/ Kenneth L. Tepper
                                  ----------------------------------------------
                                  Kenneth L. Tepper
                                  Chief Executive Officer and President